EXHIBIT 10.14.3

{LOGO Aviation Risk Management Associates, Inc.]

CERTIFICATE OF INSURANCE

This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' o~ entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER: Wayne County Airport Authority Detroit Metropolitan Wayne County Airport L.C. Smith Terminal Detroit, MI 48248	NAMED INSURED: Baltia Air Lines, Inc. Building 151, Room 361 JFK international Airport Jamaica, NY 11430

Coverage confirmed below is solely in respects to the Willow Run Airport Lease between Wayne County Airport Authority and Baltia Airlines Inc. effective December 2012.

COVERAGE:	Airport Premises Liability including Bodily Injury, Property Damage and Contractual Liability
LIMITS OF LIABILITY:	$ 1,000,000 Combined Single Limit each Occurrence>
POLICY PERIOD:	12:01 A.M. April 1, 2014 to 12:01 A.M. April 1, 2015
INSURERS & POLICY	State National Insurance Company - NDD076384 4-02
ADDITIONAL AGREEMENTS
  Wayne County Airport Authority and the County of l{ayne are included as Additional Insureds as their respective rights and interest may appear.
  30 days notice of cancellation, l0 days in the event of non-payment.

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of (i) Policy expiration: (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein: (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.
Certificate Number: 03 Date of Issue: March 31, 2014	--/signed/___ (SEAL: ARM, Aviation Risk Management Assoc)
Authorized Representative
Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
Phone:815-356-8811 Fax:815-356-8822